Exhibit 10.8

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (“Guaranty”) made as of August 31, 2012, by CNL HEALTHCARE TRUST, INC., a Maryland corporation (f/k/a CNL Properties Trust, Inc.) (“Guarantor”), to and for the benefit of KEYBANK NATIONAL ASSOCIATION, a national banking association, its successors and assigns (“Lender”).

R E C I T A L S

A. On or about the date hereof, Vinton IA Assisted Living Owner, LLC (“Vinton Owner”), Webster City IA Assisted Living Owner, LLC (“Webster City Owner”), Nevada IA Assisted Living Owner, LLC (“Nevada Owner”), Vinton IA Assisted Living Tenant, LLC (“Vinton Tenant”), Webster City IA Assisted Living Tenant, LLC (“Webster City Tenant”) and Nevada IA Assisted Living Tenant, LLC (“Nevada Tenant”) (Vinton Owner, Webster City Owner, Nevada Owner, Vinton Tenant, Webster City Tenant, and Nevada Tenant being collectively referred to as the “Borrower”) and Lender entered into that certain Secured Loan Agreement (as the same may be hereafter amended, restated, supplemented or otherwise modified pursuant to the terms thereof, the “Loan Agreement”) whereby Lender agreed to make a secured loan (the “Loan”) available to Borrowers in the maximum aggregate amount at any time outstanding not to exceed the sum of Twelve Million Three Hundred Eighty Thousand and No/100 Dollars ($12,380,000.00), for the acquisition of the Projects. Capitalized terms not otherwise defined herein shall have the meaning given such terms in the Loan Agreement.

B. In connection with the Loan, Borrowers have executed and delivered to Lender a Note in favor of Lender of even date herewith (as the same may be hereafter amended, restated, renewed, extended, supplemented or otherwise modified pursuant to the terms thereof, the “Note”) in the principal amount of the Loan, payment of which is secured by (i) the Mortgages and (ii) the other Loan Documents.

C. Guarantor will derive financial benefit from the Loan evidenced and secured by the Note, the Mortgages and the other Loan Documents.

D. Lender has relied on the statements and agreements contained herein in agreeing to make the Loan. The execution and delivery of this Guaranty by Guarantor is a condition precedent to the making of the Loan by Lender.

AGREEMENTS

NOW, THEREFORE, intending to be legally bound, Guarantor, in consideration of the matters described in the foregoing Recitals, which Recitals are incorporated herein and made a part hereof, and for other good and valuable consideration the receipt and sufficiency of which are acknowledged, hereby covenants and agrees for the benefit of Lender and its respective successors, indorsees, transferees, participants and assigns as follows:

1. Guarantor absolutely, unconditionally and irrevocably guarantees to Lender:

(a) the full and prompt payment of the principal of and interest on the Note when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter;

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(b) any loss, damage, cost, expense, liability or obligation suffered or incurred by Lender arising out of, on account of, or in connection with the intentional misapplication or conversion of any tenant security deposits, insurance proceeds, condemnation awards, or any proceeds from the sale of a portion of the Project received by any Borrower and not delivered over to Lender or used to restore the Project in accordance Article 11 of the Loan Agreement;

(c) any loss, damage, cost, expense, liability or obligation suffered or incurred by Lender arising out or on account of or based upon any fraud or willful misrepresentation of a material fact by any Borrower in any document executed or presented to Lender in connection with the Loan;

(d) any amount(s) necessary to repair or replace any damage to or destruction of the Project which is the result of intentional misconduct or gross negligence on the part of any of the Borrowers including, without limitation, waste, any act of arson or malicious destruction by any of the Borrowers;

(e) any loss, damage, cost, expense, liability or obligation suffered or incurred by Lender out of or on account of or based upon the failure to maintain insurance as required by the Loan Documents or the failure to timely pay insurance premiums for any such required insurance for the Project;

(f) to the extent the Project generates sufficient income to pay for the same and subject to any right to contest such matters as provided in the Loan Documents, any loss, damage, cost, expense, liability or obligation suffered or incurred by Lender out of or on account of or based upon the failure to timely pay any valid real estate taxes for the Project which could create liens on any portion of the Project which would be superior to the lien or security title of the Mortgage or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant; and

(g) the aggregate amount outstanding under the Loan Documents upon Borrower or Guarantor (i) making a general assignment for the benefit of its creditors; (ii) filing a petition or consent seeking, or having entered against it an order for relief (or any similar remedy) under any provision of Title 11 of the United States Code or any other federal, state or foreign Law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, or consent to the institution of any proceedings thereunder; (iii) convening a meeting of its creditors, or any class thereof, for the purpose of effecting a moratorium upon or extension or composition of its debts; (iv) admitting in writing that it is generally not able to pay its debts as they mature while making distributions; or (v) applying for a consent to the appointment of a receiver, trustee, custodian, liquidator or other similar official of all or a portion of its assets.

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All amounts due, debts, liabilities and payment obligations described in subsections (a) - (g) of this Section 1 shall be hereinafter collectively referred to as the “Indebtedness.”

2. In the event of any default by Borrowers in the payment of the Indebtedness, after the expiration of any applicable cure or grace period, Guarantor agrees, on demand by Lender or the holder of the Note to pay the Indebtedness regardless of any defense, right of set-off or claims which any Borrower or Guarantor may have against Lender or the holder of the Note. Notwithstanding anything set forth above however or anything else in this Guaranty to the contrary, Lender agrees that the aggregate amount of Guarantor’s liability hereunder shall be equal to the sum of (i) seventy-five percent (75%) of the aggregate outstanding principal balance under the Note and seventy-five (75%) all accrued but unpaid interest thereunder, plus (ii) one hundred percent (100%) of the Indebtedness described in (b) – (g) of Paragraph 1 of this Guaranty

3. All of the remedies set forth herein and/or provided for in any of the Loan Documents or at law or equity shall be equally available to Lender, and the choice by Lender of one such alternative over another shall not be subject to question or challenge by Guarantor or any other person, nor shall any such choice be asserted as a defense, setoff, or failure to mitigate damages in any action, proceeding, or counteraction by Lender to recover or seeking any other remedy under this Guaranty, nor shall such choice preclude Lender from subsequently electing to exercise a different remedy. The parties have agreed to the alternative remedies provided herein in part because they recognize that the choice of remedies in the event of a default hereunder will necessarily be and should properly be a matter of good faith business judgment, which the passage of time and events may or may not prove to have been the best choice to maximize recovery by Lender at the lowest cost to Borrowers and/or Guarantor. It is the intention of the parties that such good faith choice by Lender be given conclusive effect regardless of such subsequent developments.

4. Guarantor does hereby (a) waive notice of acceptance of this Guaranty by Lender and any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (b) agree to refrain from asserting, until after repayment in full of the Loan, any defense, right of set-off or other claim which Guarantor may have against Borrowers (c) waive any defense, right of set-off or other claim which Guarantor or any Borrower may have against Lender, or the holder of the Note, (d) waive any and all rights Guarantor may have under any anti-deficiency statute or other similar protections, (e) waive presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest, diligence in collection and any and all formalities which otherwise might be legally required to charge Guarantor with liability, and (f) waive any failure by Lender to inform Guarantor of any facts Lender may now or hereafter know about any Borrower, any Project, the Loan, or the transactions contemplated by the Loan Agreement, it being understood and agreed that Lender has no duty so to inform and that Guarantor is fully responsible for being and remaining informed by Borrower of all circumstances bearing on the risk of nonperformance of Borrower’s obligations. Credit may be granted or continued from time to time by Lender to any Borrower without notice to or authorization from Guarantor, regardless of the financial or other condition of such Borrower at the time of any such grant or continuation. Lender shall have no obligation to disclose or discuss with Guarantor its assessment of the financial condition of such Borrower. Guarantor acknowledges that no representations of any kind whatsoever have been made by Lender. No modification or waiver of any of the provisions of this Guaranty shall be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.

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5. Guarantor further agrees that Guarantor’s liability as guarantor shall not be impaired or affected by any renewals or extensions which may be made from time to time, with or without the knowledge or consent of Guarantor of the time for payment of interest or principal under the Note or by any forbearance or delay in collecting interest or principal under the Note, or by any waiver by Lender under the Loan Agreement, any Mortgage or any other Loan Documents, or by Lender’s failure or election not to pursue any other remedies it may have against any Borrower or Guarantor, or by any change or modification in the Note, Loan Agreement, any Mortgage or any other Loan Document, or by the acceptance by Lender of any additional security or any increase, substitution or change therein, or by the release by Lender of any security or any withdrawal thereof or decrease therein, or by the application of payments received from any source to the payment of any obligation other than the Indebtedness even though Lender might lawfully have elected to apply such payments to any part or all of the Indebtedness, it being the intent hereof that, subject to Lender’s compliance with the terms of this Guaranty, Guarantor shall remain liable for the payment of the Indebtedness, until the Indebtedness has been paid in full, notwithstanding any act or thing which might otherwise operate as a legal or equitable discharge of a surety. Guarantor further understands and agrees that Lender may at any time enter into agreements with Borrowers to amend and modify the Note, Loan Agreement, any Mortgage or other Loan Documents, and may waive or release any provision or provisions of the Note, Loan Agreement, Mortgages and other Loan Documents or any thereof, and, with reference to such instruments, may make and enter into any such agreement or agreements as Lender and Borrowers may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Lender’s rights hereunder or Guarantor’s obligations hereunder. However, Lender agrees to make a commercially reasonable effort to provide to Guarantor a copy of any such amendment, modification, waiver or release within ten (10) days of execution of same.

6. This is an absolute, present and continuing guaranty of payment and not of collection. Guarantor agrees that this Guaranty may be enforced by Lender without the necessity at any time of resorting to or exhausting any other security or collateral given in connection herewith or with the Note, Loan Agreement, any Mortgage or any of the other Loan Documents through foreclosure or sale proceedings, as the case may be, under any Mortgage or otherwise, or resorting to any other guaranties, and Guarantor hereby waives any right to require Lender to join any Borrower in any action brought hereunder or to commence any action against or obtain any judgment against any Borrower or to pursue any other remedy or enforce any other right. Guarantor further agrees that nothing contained herein or otherwise shall prevent Lender from pursuing concurrently or successively all rights and remedies available to it at law and/or in equity or under the Note, Loan Agreement, any Mortgage or any other Loan Documents, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of Guarantor’s obligations hereunder, it being the purpose and intent of Guarantor that the obligations of Guarantor hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever. None of Guarantor’s obligations under this Guaranty or any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of any Borrower under the Note, Loan Agreement, any Mortgage or other Loan Documents or by

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reason of the bankruptcy of any Borrower or by reason of any creditor or bankruptcy proceeding instituted by or against any Borrower. This Guaranty shall continue to be effective or be reinstated (as the case may be) if at any time payment of all or any part of any sum payable pursuant to the Note, Loan Agreement, any Mortgage or any other Loan Document is rescinded or otherwise required to be returned by Lender upon the insolvency, bankruptcy, dissolution, liquidation, or reorganization of any Borrower, or upon or as a result of the appointment of a receiver, intervenor, custodian or conservator of or trustee or similar officer for, any Borrower or any substantial part of its property, or otherwise, all as though such payment to Lender had not been made, regardless of whether Lender contested the order requiring the return of such payment. In the event of the foreclosure of any Mortgage and of a deficiency, Guarantor hereby promises and agrees forthwith to pay the amount of such deficiency notwithstanding the fact that recovery of said deficiency against Borrowers would not be allowed by applicable law; however, the foregoing shall not be deemed to require that Lender institute foreclosure proceedings or otherwise resort to or exhaust any other collateral or security prior to or concurrently with enforcing this Guaranty.

7. Guarantor hereby covenants as follows:

(a) Guarantor shall maintain the Minimum Consolidated Tangible Net Worth as of the end of each calendar quarter; and

(b) Guarantor shall maintain an unencumbered liquidity of not less than Three Million and No/100 Dollars ($3,000,000.00) in cash or cash equivalents (as defined below). As used herein, “cash or cash equivalents” shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by an agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year after the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days after the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from any two of the Rating Agencies (or, if at any time no two of the foregoing shall be rating such obligations, then from such other nationally recognized rating services as may be acceptable to Lender) and not listed for possible down-grade in Credit Watch published by Standard & Poor’s; (iii) commercial paper, other than commercial paper issued by Borrower or any of its affiliates, maturing no more than ninety (90) days after the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or P-1 from either Standard & Poor’s or Moody’s (or, if at any time neither Standard & Poor’s nor Moody’s shall be rating such obligations, then the highest rating from such other nationally recognized rating services as may be acceptable to Lender); (iv) domestic and Eurodollar certificates of deposit or time deposits or bankers’ acceptances maturing within ninety (90) days after the date of acquisition thereof, overnight securities repurchase agreements, or reverse repurchase agreements secured by any of the foregoing types of securities or debt instruments issued, in each case, by (A) any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or Canada having combined capital and surplus of not less than Two Hundred Fifty Million Dollars ($250,000,000) or (B) Lender; and (v) publicly traded and marketable securities acceptable to Lender.

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8. In the event Lender or any holder of the Note shall assign the Note to any Lender or other entity to secure a loan from such Lender or other entity to Lender or such holder for an amount not in excess of the amount which will be due, from time to time, from Borrowers to Lender under the Note with interest not in excess of the rate of interest which is payable by Borrowers to Lender under the Note, Guarantor will accord full recognition thereto and agree that all rights and remedies of Lender or such holder hereunder shall be enforceable against Guarantor by such Lender or other entity with the same force and effect and to the same extent as would have been enforceable by Lender or such holder but for such assignment; provided, however, that unless Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of its assignee or transferee, to enforce this Guaranty for Lender’s benefit to the extent any portion of the Indebtedness or any interest therein is not assigned or transferred.

9. If: (a) this Guaranty is placed in the hands of an attorney for collection or is collected through any legal proceeding; (b) an attorney is retained to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Guaranty; or (c) an attorney is retained to represent Lender in any proceedings whatsoever in connection with this Guaranty and Lender prevails in any such proceedings, then Guarantor shall pay to Lender upon demand all reasonable attorney’s fees, costs and expenses incurred in connection therewith (all of which are referred to herein as “Enforcement Costs”), in addition to all other amounts due hereunder, regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Guaranty as well as the other Loan Documents.

10. The parties hereto intend and believe that each provision in this Guaranty comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Guaranty is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Guaranty to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Guaranty shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Lender or the holder of the Note under the remainder of this Guaranty shall continue in full force and effect.

11. TO THE GREATEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS GUARANTY (EACH, A “PROCEEDING”), LENDER AND GUARANTOR IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE COUNTY OF CUYAHOGA AND STATE OF OHIO, AND (B) WAIVES ANY

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OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS GUARANTY SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. LENDER AND GUARANTOR FURTHER AGREE AND CONSENT THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY STATE OR UNITED STATES COURT SITTING IN THE COUNTY OF CUYAHOGA AND MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE APPLICABLE PARTY AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF SUCH PARTY SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

12. Any indebtedness of any Borrower to Guarantor now or hereafter existing is hereby subordinated to the payment of the Indebtedness. Guarantor agrees that, until the entire Indebtedness has been paid in full, Guarantor will not seek, accept, or retain for its own account, any payment from any Borrower on account of such subordinated debt. Any payments to Guarantor on account of such subordinated debt shall be collected and received by Guarantor in trust for Lender and shall be paid over to Lender on account of the Indebtedness without impairing or releasing the obligations of Guarantor hereunder.

13. Any amounts received by Lender from any source on account of the Loan may be utilized by Lender for the payment of the Indebtedness and any other obligations of any Borrower to Lender in such order as Lender may from time to time elect. Additionally, if the indebtedness guaranteed hereby is less than the full Indebtedness evidenced by the Note, all rents, proceeds and avails of the Projects, including proceeds of realization of Lender’s collateral, shall be deemed applied on the indebtedness of Borrowers to Lender that is not guaranteed by Guarantor until such unguaranteed indebtedness of Borrowers to Lender has been fully repaid before being applied upon the indebtedness guaranteed by Guarantor.

14. GUARANTOR AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT UNDER THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS GUARANTY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

15. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been

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properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

Guarantor:	CNL Healthcare Trust, Inc. 450 South Orange Avenue Orlando, Florida 32801
	Attention:	Joseph T. Johnson, Senior Vice President and Chief Financial Officer
	Attention:	Holly J. Greer, Esq., Senior Vice President and General Counsel
	Telephone:	(407) 540-7500
	Facsimile:	(407) 540-2544

With a copy to:	Lowndes Drosdick Doster Kantor & Reed, P.A. 215 North Eola Drive Orlando, Florida 32801
	Attention:	Peter L. Lopez, Esq.
	Telephone:	(407) 843-4600
	Facsimile:	(407) 843-4444

Lender:	KeyBank National Association Mailcode: OH-01-51-0311 4910 Tiedeman Road, 3rd Floor Brooklyn, Ohio 44144
	Attention:	Amy L. MacLearie, KREC Commercial Loan Closer-Assistant Vice President
	Telephone:	(216) 813-6935
	Facsimile:	(216) 357-6383

With a copy to:	Alfred G. Kyle, Esq. Bracewell & Giuliani LLP 1445 Ross Avenue, Suite 3800 Dallas, Texas 75202
	Telephone:	(214) 758-1660
	Facsimile:	(214) 758-8360

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

16. In order to induce Lender to make the Loan, Guarantor makes the following representations and warranties to Lender set forth in this Section. Guarantor acknowledges that but for the truth and accuracy of the matters covered by the following representations and warranties, Lender would not have agreed to make the Loan.

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(a) Guarantor is duly formed, validly existing, and in good standing in its state of organization and has qualified to do business and is in good standing in any state in which it is necessary in the conduct of its business.

(b) Guarantor maintains an office at the address set forth for such party in Section 15.

(c) Any and all balance sheets, net worth statements, and other financial data with respect to Guarantor which have heretofore been given to Lender by or on behalf of Guarantor fairly and accurately present the financial condition of Guarantor as of the respective dates thereof.

(d) The execution, delivery, and performance by Guarantor of this Guaranty does not and will not contravene or conflict with (i) any Laws, order, rule, regulation, writ, injunction or decree now in effect of any Government Authority, or court having jurisdiction over Guarantor, (ii) any contractual restriction binding on or affecting Guarantor or Guarantor’s property or assets which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty, (iii) the instruments creating any trust holding title to any assets included in Guarantor’s financial statements, or (iv) the organizational or other documents of Guarantor.

(e) This Guaranty creates legal, valid, and binding obligations of Guarantor enforceable in accordance with its terms.

(f) Except as disclosed in writing to Lender, there is no action, proceeding, or investigation pending or, to the knowledge of Guarantor, threatened or affecting Guarantor, which may adversely affect Guarantor’s ability to fulfill his obligations under this Guaranty. There are no judgments or orders for the payment of money rendered against Guarantor for an amount in excess of $100,000 which have been undischarged for a period of ten (10) or more consecutive days and the enforcement of which is not stayed by reason of a pending appeal or otherwise. Guarantor is not in default under any agreements which may adversely affect Guarantor’s ability to fulfill its obligations under this Guaranty.

(g) All statements set forth in the Recitals are true and correct.

Guarantor hereby agrees to indemnify and hold Lender free and harmless from and against all loss, cost, liability, damage, and expense, including attorney’s fees and costs, which Lender may sustain by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date the foregoing representations and warranties are made and are remade.

17. Guarantor shall deliver or cause to be delivered to Lender all of the Guarantor financial statements to be delivered in accordance with the terms of the Loan Agreement.

18. This Guaranty shall be binding upon the heirs, executors, legal and personal representatives, successors and assigns of Guarantor.

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19. THIS GUARANTY, THE NOTE, AND ALL OTHER INSTRUMENTS EVIDENCING AND SECURING THE LOAN SECURED HEREBY WERE DELIVERED BY GUARANTOR OR ANY BORROWER, AS APPLICABLE, AND ACCEPTED BY LENDER IN THE STATE OF OHIO, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND THE UNDERLYING TRANSACTIONS EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION OF THE IMPROVEMENTS AND PERFORMANCE OF THIS GUARANTY AND THE OBLIGATIONS ARISING HEREUNDER, THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

20. Lender shall be entitled to honor any request for Loan proceeds made by any Borrower and shall have no obligation to see to the proper disposition of such advances. Guarantor agrees that his obligations hereunder shall not be released or affected by reason of any improper disposition by Borrowers of such Loan proceeds.

21. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, Guarantor has delivered this Guaranty in the State of Ohio as of the date first written above.

GUARANTOR:

CNL HEALTHCARE TRUST, INC., a Maryland corporation (f/k/a CNL Properties Trust, Inc.)

By:	/s/ Joshua J. Taube
Name:	Joshua J. Taube
Title:	Vice President

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